                                                                     Exhibit 3.6

                          AVERY COMMUNICATIONS, INC.

                          Certificate of Designations
                                      of
       Series D Senior Cumulative Convertible Redeemable Preferred Stock


     Avery Communications, Inc., a Delaware corporation, DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors of said corporation by virtue of its Certificate of Incorporation, as amended, and in accordance with Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors has duly adopted a resolution providing for the issuance of a series of Preferred Stock, par value $0.01 per share, designated as Series D Senior Cumulative Convertible Redeemable Preferred Stock, which resolution reads as follows:

     "RESOLVED, that the Board of Directors (the "Board of Directors") of Avery
                                                  ------------------
Communications, Inc., a Delaware corporation (the "Corporation"), hereby
                                                   -----------
authorizes the issuance of a series of the Corporation's Preferred Stock, par value $0.01 per share ("Preferred Stock"), and fixes its designation, powers,
                        ---------------
preferences and relative, participating, optional, voting or other special rights, and qualifications, limitations and restrictions thereof, as follows:

     Section 1. Designation. The distinctive serial designation of said series shall be "Series D Senior Cumulative Convertible Redeemable Preferred Stock" ("Series D"). Each share of Series D shall be identical in all respects
         --------
with all other shares of Series D except as to the dates from and after which dividends thereon shall be cumulative.

     Section 2. Number of Shares. The number of shares in Series D shall initially be 1,500,000, which number may from time to time be increased or decreased (but not below the total number thereof then outstanding) by the Board of Directors. Shares of Series D that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

     Section 3. Dividends. The holders of shares of Series D shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, cumulative cash dividends at the annual rate of $0.10 per share, and no more, payable quarterly in arrears in cash in the amount of $0.025 per share on the fifteenth days of February, May, August and November, respectively, in each year with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to holders of record on the respective date, not more than sixty nor less than ten days preceding such dividend payment date, fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

     Dividends on shares of Series D shall be cumulative as follows:

          (i) if issued prior to the record date for the first dividend on shares of Series D, from the date of issuance thereof;

          (ii) if issued during the period commencing immediately after a record date for a dividend on shares of Series D and ending on the payment date for such dividend, from such dividend payment date; and

          (iii) otherwise from the fifteenth day of February, May, August and November, as the case may be, preceding the date of issuance of such shares.

     The Series D and the Parity Stock shall rank on a parity as to the payment of dividends and the receipt of other distributions. If, upon the occurrence of such event, the funds or other assets thus distributed among the holders of shares of Series D and the Parity Stock shall be insufficient to permit the payment to such holders of the full preferential dividends payable with respect thereto, then the dividend declared and paid or other distribution made by the Corporation shall be distributed ratably among the holders of the Series D and Parity Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. So long as any share of Series D remains outstanding, no dividend whatsoever shall be paid or declared and no distribution shall be made on any Junior Stock, other than a dividend payable solely in Junior Stock, and no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock, or the exchange or conversion of one share of Junior Stock, in each case, for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), unless all accrued dividends on all outstanding shares of Series D for all past quarterly dividend periods shall have been paid and the full dividend thereon for the then current quarterly dividend period shall have been paid or declared and set apart for payment. The holders of a majority of the shares of Series D outstanding at any time may waive the payment of any or all accrued but unpaid dividends on all outstanding shares of Series D, or may eliminate, in whole or in part, the obligation of the Corporation to pay any or all accrued but unpaid dividends on all outstanding shares of Series D. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series D shall not be entitled to participate therein.

     Section 4. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of shares of Series D shall be entitled to be paid in full an amount equal to $1.00 per share, together with all accrued dividends to such distribution or payment date whether or not earned or declared (the "Liquidation Value"). The Series D and the Parity Stock shall rank on a
      -----------------
parity as to the receipt of the respective preferential amount for each such series upon the occurrence of such event. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of shares of Series D and the Parity Stock shall be insufficient to permit the payment to such holders of the full preferential Liquidation

Values payable with respect thereto, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D and Parity Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. If the Liquidation Value shall have been paid in full to all holders of shares of Series D and the Parity Stock, the remaining assets of the Corporation shall be distributed among the holders of Junior Stock, according to their respective rights and preferences and in each case according to their respective numbers of shares. For the purposes of this Section 4, the consolidation or merger of the Corporation with or into any other corporation or other Person shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

     Section 5.   Repurchase Offers.

           (a) Disposition of HBS. In the event that, in a single transaction or a series of related transactions, (i) the Corporation sells, assigns, transfers, conveys or otherwise disposes of all or any part of its ownership interest in Hold Billing Services, Ltd., a Texas limited partnership ("HBS"), to, or (ii) HBS consolidates with or merges with or
                   ---
     into, or sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets to, in either case, another Person (any such transaction described in (i) or (ii) being hereinafter referred to as an "HBS Disposition Transaction"), the Corporation shall as soon as
         ---------------------------
     practicable offer to repurchase with the proceeds from such transaction or series of related transactions the outstanding shares of Series D in an amount per share equal to the Liquidation Value. In the event such proceeds are insufficient to repurchase all outstanding shares of the Series D, then the shares to be repurchased shall be selected by lot.

           (b) Disposition of BCI. In the event that, in a single transaction or a series of related transactions, (i) the Corporation sells, assigns, transfers, conveys or otherwise disposes of all or any part of its ownership interest in BorderComm, Inc, a Texas corporation ("BCI"), to, or
                                                                  ---
     (ii) BCI consolidates with or merges with or into, or sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets to, in either case, another Person (any such transaction described in (i) or (ii) being hereinafter referred to as an "BCI Disposition
                                                         ---------------
     Transaction"), the Corporation shall as soon as practicable offer to
     -----------
     repurchase with the proceeds from such transaction or series of related transactions (A) the outstanding shares of the Senior Cumulative Redeemable Preferred Stock, 1996 HBS Series, and (B), to the extent any remaining proceeds are available, the outstanding shares of Series D, in each case in an amount per share equal to the Liquidation Value. In the event such proceeds are insufficient to repurchase all outstanding shares of the Series D, then the shares to be repurchased shall be selected by lot.

           (c) Permitted Transactions Prior to a Disposition Transaction. Prior to the occurrence of either an HBS Disposition Transaction or a BCI Disposition Transaction, nothing in this Section 5 shall prohibit, impair, limit, restrict or otherwise impose any conditions upon the Corporation's ownership of its interests in HBS and BCI, including, without limitation, the rights to sell, transfer, dispose of, merge, consolidate, liquidate, dissolve, pledge, grant liens upon, encumber or otherwise freely deal in or with its interests in HBS and BCI, or the Corporation's right to exercise all rights of ownership with respect to such interests, including, without limitation, the rights to cause HBS and BCI, or either of them, to be sold, transferred, disposed of, merged, consolidated, liquidated, dissolved, pledged, subjected to liens, or otherwise encumbered, any one or all of which may be done by the Corporation at any time or from time to time without any consent, approval or vote of the holders of shares of Series D, it being the sole intent of this Section 5 that the proceeds received by the Corporation from any such HBS Disposition Transaction or BCI Disposition Transaction be used to repurchase the outstanding shares of the Series D as herein described.

           (d) Procedural Matters. After the occurrence of either an HBS Disposition Transaction or a BCI Disposition Transaction, the provisions of
     Section 8 through Section 8 shall apply to the then outstanding shares of Series D as if such shares were being redeemed pursuant to Section 8.

     Section 6. Conversion Rights. The holders of shares of Series D shall have conversion rights as follows (the "Conversion Rights"):
                                        -----------------

           (a) Right to Convert. Each share of Series D shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock of the Corporation as is determined by dividing $1.00 by the Current Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series D (the "Stated
                                                                 ------
     Conversion Price") shall initially be $2.00 per share of Common Stock. The
     ----------------
     Stated Conversion Price shall be adjusted from and after the Original Issue Date as hereinafter provided. The Stated Conversion Price at any time in effect or, in the case of any such adjustment, such Stated Conversion Price as most recently so adjusted, is herein called the "Current Conversion
                                                         ------------------
     Price."
     -----

           (b) Automatic Conversion. Each share of Series D shall automatically be converted into shares of Common Stock at the Current Conversion Price upon the earlier of (i) the date specified by vote or written consent or agreement of holders of at least two-thirds (2/3) of the shares of Series D then outstanding, or (ii) immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amend (the "Securities Act"), other than a registration relating solely to a
     ---------------
     transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $5.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds to the Corporation or any selling stockholders, or both (after deduction for underwriters' discounts and expenses relating to the issuance, including, without limitation, fees of the Corporation's counsel) of which exceed $7,000,000.

           (c) Mechanics of Conversion. Before any holder of Series D shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series D to be converted, and the Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

           (d) Adjustments to Current Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Current Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

           (e) Adjustments for Reclassification and Reorganization. If at any time after the Original Issue Date the Common Stock issuable upon conversion of the Series D shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the Current Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series D shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series D immediately before that change.

           (f) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date there is a capital reorganization or reclassification of the capital stock of the Corporation (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 6) or a merger, consolidation or sale of all or substantially all of the assets of the Corporation, as a part of and as a condition to such capital reorganization or reclassification, merger, consolidation or sale of assets provision shall be made so that the holders of the Series D shall thereafter be entitled to receive upon conversion of the Series D the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series D would have been entitled on such capital reorganization or reclassification, merger, consolidation or sale of assets, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of Series D after the capital reorganization, merger, consolidation or sale of assets to the end that the provisions of this Section 6 (including adjustment of the Current Conversion Price then in effect and the number of shares issuable upon conversion of the Series D) shall be applicable after that event and be as nearly equivalent as practicable.

           (g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D against impairment.

           (h) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Current Conversion Price pursuant to this
     Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Current Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series D.

           (i) Notices of Record Date. In the event that the Corporation shall propose at any time after the Original Issue Date: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other, rights;
     (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series D:

               1. at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

               2. in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

           (j) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series D pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

           (k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation of the Corporation.

           (l) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series D. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series D by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

           (m) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series D shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

           (n) Meaning of "Common Stock". For the purpose of this Section 6, the term "Common Stock" shall include any stock of any class or series of
               ------------
     the Corporation which has no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which is not subject to redemption by the Corporation. However, shares issuable upon conversion of shares of Series D shall include only shares of the class designated as Common Stock as of the Original Issue Date of shares of Series D or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

           (o) Postponement of Adjustments; Calculations. Any adjustment in the conversion price otherwise required by this Section 6 to be made may be postponed if such adjustment (plus any other adjustments postponed pursuant to this Section 6 and not theretofore made) would not require an increase or decrease of more than 1% in such price. All calculations hereunder shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

           (p) Tax Adjustments. The Board of Directors may make such adjustments in the conversion price, in addition to those required by this Section 6, as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 6, and its action in so doing shall be final and conclusive.

           (q) Adjustments Applicable to New Securities. In the event that any time, as a result of an adjustment made pursuant to the provisions hereof, the holder of any shares of Series D thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of such shares of Series D shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 6 with respect to the Common Stock shall apply on like terms to any such other shares.

           (r) Accountants' Certificate. The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 6.

     Section 7. Voting Rights. Each holder of shares of Series D shall be entitled to one vote for each share of Series D held by such holder on all matters submitted to the stockholders of the Corporation for vote or approval. The holders of shares of Series D shall vote with the holders of Common Stock as a single class on all matters submitted to the stockholders of the Corporation for vote or approval, and the outstanding shares of Common Stock and the outstanding shares of Series D shall be considered as a single class in determining the presence of a quorum for, and the votes that shall be necessary for, the transaction of any business at a meeting of stockholders of the Corporation. The outstanding shares of Common Stock and the outstanding shares of Series D shall be considered as a single class in determining the vote that shall be required for a specific action or that shall constitute the act of the stockholders of the Corporation.

     The Corporation shall not issue any Senior Stock or Parity Stock (other than Exchange Parity) after the Original Issue Date without the prior approval, given by vote or written consent or agreement, of holders of at least two-thirds (2/3) of the shares of Series D then outstanding.

     In addition to the voting rights herein granted, the holders of the shares of Series D shall also have such other voting rights as from time to time may be required by law.

     Section 8.    Conditional Mandatory Redemption.

           (a) Increase in Stockholders' Equity. Beginning in 1998 and continuing from year to year thereafter, the Corporation's consolidated stockholders' equity as at December 31, 1996 (the "Beginning Stockholders'
                                                        -----------------------
     Equity"), as set forth on the Corporation's audited consolidated balance
     ------
     sheet as at such date, shall be compared to the Corporation's consolidated stockholders' equity as at the last day of each fiscal year of the Corporation (in each case, the "Ending Stockholders' Equity"), in each case
                                     ---------------------------
     as set forth on the Corporation's audited consolidated balance sheet as at such dates (each an "Ending Balance Sheet"). At such time as the
                          --------------------
     difference obtained by subtracting the Beginning Stockholders' Equity from the Ending Stockholders' Equity shall equal or exceed $7,000,000.00, then, in such event, the Corporation shall redeem all the then outstanding shares of the Series D on or before the September 30 (or, if the fiscal year end of the Corporation not be December 31, then on or before the 270th calendar day) next following the date of an Ending Balance Sheet on which the Ending Stockholders' Equity exceeds the Beginning Stockholders' Equity by $7,000,000.00. The date fixed by the Corporation for such redemption is hereinafter referred to as the "Redemption Date."
                                     ---------------

           (b) Redemption Price.  The redemption price (the "Redemption Price")
                                                             ----------------
     of each share of Series D shall be equal to such shares's Liquidation Value on the Redemption Date.

           (c) Notice of Redemption. At least 10 and not more than 60 days prior to the Redemption Date written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the Business Day next preceding the day on which notice is given) of the shares of the Series D to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the "Redemption Notice"), but no failure to mail such notice or any defect
     ------------------
     therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to any holder to whom the Corporation failed to mail such notice or whose notice was defective. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not such holder receives such notice.

           (d) Payment of Redemption Price. Except as provided in Section 8, on or after the Redemption Date, each holder of shares of Series D to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and properly endorsed in blank for transfer or accompanied by a proper instrument of assignment or transfer in blank and bearing any necessary transfer tax stamps affixed thereto and cancelled, and thereupon the Redemption Price of such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

           (e) Termination of Rights. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, and notwithstanding that any certificate representing any shares so called for redemption shall not have been surrendered, the dividends thereon shall cease to accrue and all rights of the holders of shares of Series D designated for redemption in the Redemption Notice as holders of Series D (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

           (f) Set Aside of Redemption Price. On or prior to each Redemption Date, the Corporation shall irrevocably set aside the Redemption Price of all shares of Series D designated for redemption in the Redemption Notice and not yet redeemed as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered such holder's share certificate or certificates to the Corporation pursuant to Section 8 above. As of the Redemption Date, the irrevocable setting aside of the Redemption Price shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys set aside by the Corporation pursuant to this Section 8 for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section 6 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys set aside by the Corporation pursuant to this Section 8 remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

           (g) Cancellation of Shares. All shares of the Series D redeemed or otherwise acquired by the Corporation shall be cancelled and retired and shall not be reissued.

           (h) Seniority; Compliance with Law. Except for the exchange of Parity Stock for Exchange Parity, including, without limitation, the payment of cash in connection therewith, so long as any share of Series D remains outstanding, no shares of Parity Stock or Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Parity Stock or Junior Stock, or the exchange or conversion of one share of Parity Stock or Junior Stock, in each case, for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock), until all outstanding shares of Series D shall have been redeemed as herein provided or funds therefor shall have been set apart for such redemption. Notwithstanding any other provision hereof, the Corporation shall not be required to redeem any shares of Series D if the funds of the Corporation legally available for redemption of shares of Series D on any Redemption Date are insufficient to redeem the total number of shares of Series D to be redeemed on such date, or if the redemption of all the shares of Series D would otherwise be in violation of any applicable law. In the event that the funds of the Corporation legally available for redemption of shares of Series D and Parity Stock on any Redemption Date are insufficient to redeem the total number of shares of Series D and Parity Stock to be redeemed on such date, or that the redemption of all the shares of Series D and Parity Stock would otherwise be in violation of any applicable law, the Corporation, at its option, may redeem such number of shares of Series D and Parity Stock as it may legally redeem, and the redemption of such shares shall be redeemed pro rata on the Redemption Date. All shares of Series D and Parity Stock not redeemed on the Redemption Date shall be redeemed as soon as the Corporation may practicably redeem the shares of Series D and Parity Stock.

     Section 9. Definitions. As used herein with respect to Series D, the following terms shall have the following meanings:

           (a) Accrued Dividends.  The term "accrued dividends," with respect to
                                             -----------------
     any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

           (b) Business Day.  The term "Business Day" means any day except a
                                        ------------
     Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

           (c) Junior Stock.  The term "Junior Stock" shall mean the Common
                                        ------------
     Stock, the Series A Junior Convertible Redeemable Preferred Stock, the Series B Junior Convertible Redeemable Preferred Stock, the Series C Junior Convertible Redeemable Preferred Stock, and any other series of Preferred Stock of the Corporation, or any other class or series of the capital stock of the Corporation, authorized or issued after the date on which this Certificate is filed that, by the terms of the Certificate of Incorporation of the Corporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations, shall be subordinated to and over which the Series D has preference and priority in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends, or both.

           (d) Original Issue Date.  The term "Original Issue Date" shall mean
                                               -------------------
     the date on which a share of Series D is first issued.

           (e) Parity Stock; Exchange Parity.  The term "Parity Stock" shall
                                                         ------------
     mean the Senior Cumulative Redeemable Preferred Stock, 1996 HBS Series, and the Exchange Parity; and the term "Exchange Parity" shall mean any
                                        ---------------
     Preferred Stock exchanged for Parity Stock.

           (f) Person.  The term "Person" shall mean any individual,
                                  ------
     corporation, partnership, joint venture, joint stock association, business trust and other business entity, trust, unincorporated organization, governmental agency or authority or any other form of entity.

           (g) Senior Stock.  The term "Senior Stock" shall mean the shares of
                                        ------------
     any class or series of the capital stock of the Corporation that is, subject to the rights of the Series D as set forth herein, authorized or issued after the date on which this Certificate is filed that, by the terms of the Certificate of Incorporation of the Corporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations, shall be senior to and that has preference and priority over the Series D in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends, or both.

     Section 10. Other Rights. The shares of Series D shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

     IN WITNESS WHEREOF, Avery Communications, Inc. has caused this Certificate to be signed by Patrick J. Haynes, III, its Chairman, this ______ day of May, 1997.

                                        Avery Communications, Inc.



                                        By
                                           -----------------------------
                                           Patrick J. Haynes, III
                                           Chairman